                                                                   Exhibit 99.3


                       [DWIGHTDARBY&COMPANY LETTERHEAD]




                                                                  March 10, 2000



Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street N.W.
Washington, D.C. 20540

         Re:  Centerstate Banks of Florida, Inc.

         We have had the opportunity to review the disclosure by Centerstate Banks of Florida, Inc. in the registration statement and agree with the statements made by the issuer.



                                            /s/ DwightDarby&Company
                                            ----------------------------
                                            Certified Public Accountants